UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2015

NBT BANCORP INC.

(Exact name of registrant as specified in its charter)

Delaware	0-14703	16-1268674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 South Broad Street, Norwich, New York	13815
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (607) 337-2265

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 2, 2015, NBT Bancorp Inc. (“NBT”) reconvened its Annual Meeting of Shareholders (the “Annual Meeting”). NBT’s shareholders approved a second adjournment of the Annual Meeting with respect to Proposal 2. NBT will report final results with respect to Proposal 2 upon conclusion of the Annual Meeting, scheduled to reconvene on July 1, 2015. Proposal 2 is detailed in NBT’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 1, 2015.

The proposal voted on by the shareholders at the reconvened Annual Meeting on June 2, 2015, was as follows:

Proposal to Adjourn—NBT’s shareholders approved an adjournment of the Annual Meeting with respect to Proposal 2, to be reconvened on July 1, 2015 at 4:00 p.m. at the headquarters of NBT, located at 52 South Broad Street, Norwich, New York, 13815, as set forth below:

Votes For	Votes Against	Abstain
38,455,671	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NBT BANCORP INC.

Date: June 3, 2015	By:	/s/ F. Sheldon Prentice
F. Sheldon Prentice
Executive Vice President, General Counsel &
Corporate Secretary